UNITED STATES SECURITIES AND EXCHANGE COMMISSION, Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2009

ETERNAL IMAGE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-18889	20-4433227
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

28800 Orchard Lake Road, Suite 130, Farmington, MI FFFarmington Hills, MI	48334
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number including area code: (248) 932-3333

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets

Item 3.03          Material Modifications to Rights of Security Holders

See the disclosure set forth in Item 5.03 (b), below.

Section 5 — Corporate Governance and Management

Item 5.01          Changes in Control of Registrant

See the disclosure set forth in Item 5.03 (b), below.

Item 5.03

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)

On February 12, 2009, the Company amended its certificate of incorporation by filing a Certificate of Amendment of its Certificate of Incorporation (the “Certificate of Amendment”) reflecting an increase in the authorized shares of the Company’s capital stock, an increase in the authorized common shares of the Company and a decrease in the authorized preferred shares of the Company. This amendment was approved by the majority consent of the Company’s shareholders on January 14, 2009. The Company now has authorized 800,000,000 shares of capital stock, of which 750,000,000 are authorized as common stock and 50,000,000 as preferred stock. The Articles of Incorporation, which were effective as of February 12, 2009, are attached to this Form 8-K as Exhibit 3.1.

(b) On February 12, 2009, the Company amended its certificate of incorporation by filing a Certificate of Designation of Voting Non-Convertible Preferred Stock of Eternal Image, Inc. (the “Certificate of Designation”). As a result, the holder of the Company’s common stock became subject to the rights and preferences of this series of preferred stock. The filing of this Certificate of Designation was approved and authorized by the Company’s Board of Directors on February 12, 2009. A copy of the Company’s Certificate of Designations which was effective on February 12, 2009, is attached as Exhibit 3.2 to this report, and the following summary of rights and preferences is qualified in all respects by the text of the Certificate of Designation, which is incorporated by reference in this Item 3.02.

●	There are not conversion rights attached to Voting Non-Convertible Preferred Stock of Eternal Image, Inc.

●	The holders of Voting Non-Convertible Preferred Stock are entitled to dividends on the basis of one share of Voting Non-Convertible Preferred Stock equals 10 shares of Common Stock.

●

Upon any liquidation, dissolution or winding up of the Corporation, the holder of shares of Voting Non-Convertible  Preferred Stock shall be entitled to receive an aggregate distribution amount per share, subject to the provision for adjustment hereinafter set forth, equal to 10 times the aggregate amount to be distributed per share to holders of shares of Common Stock

●	The holder of one share of the Voting Non-Convertible Preferred Stock shall have voting rights on all matters presented to shareholder equal to 10 shares of common stock.

All 50,000,000 shares of Voting Non-Convertible Preferred Stock are issued and outstanding and held by the Company’s Chief Executive Officer and Chairman of the Board of Directors, Clint Mytych.  The aforementioned super voting rights have been designated to Mr. Mytych’s preferred stock in an attempt to restore his control position as it existed prior to the occurrence of events reported in the Company’s   Current Report on Form 8-K filed on January 16, 2009 and incorporated by reference herein.

The above descriptions of the Certificate of Amendment and the Certificate of Designation are summaries and are not complete. Reference is made to the Certificate of Amendment and Certificate of Designation which are filed as Exhibit 3.1 and 3.2, respectively,  to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached with this report on Form 8-K:

3.1 3.2	Certificate of Amendment of Certificate of Incorporation of Eternal Image, Inc. (filed copy) Certificate of Designation of Voting Non-Convertible Preferred Stock of Eternal Image, Inc. (filed copy)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ETERNAL IMAGE, INC.

Date: February 19, 2009	By: /s/ Clint Mytych
Clint Mytych
Chief Executive Officer and Chairman